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                                                                     Exhibit 8.1



                               SULLIVAN & CROMWELL
                                125 Broad Street
                            New York, New York 10004







                                                               February 14, 2000






The Goldman Sachs Group, Inc.,
      85 Broad Street,
           New York, New York 10004.

Ladies and Gentlemen:

         As counsel to The Goldman Sachs Group, Inc. (the "Company") in connection with the issuance of up to $7,000,000,000 aggregate offering price of the Company's Medium-Term Notes, Series B, we hereby confirm to you that the discussion set forth under the heading "United States Taxation" in the Prospectus which is a part of the Registration Statement of the Company to which this opinion is filed as an exhibit is our opinion, subject to the limitations set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                                   Very truly yours,

                                                   /s/ Sullivan Cromwell